Exhibit 10.1
UNITED TECHNOLOGIES CORPORATION LONG-TERM INCENTIVE PLAN
Amended and restated effective April 28, 2014
SECTION 1. Purpose
The purpose of the Plan is to align shareowner and management interests through stock and performance-based awards linked to shareowner value and to give UTC a competitive advantage in attracting and retaining key employees and directors.
SECTION 2. Definitions
Certain terms used herein have definitions provided when they are first used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

a.
“Affiliate” means a corporation or other entity in which the Corporation has an equity or other financial interest, a joint venturer or partner of the Corporation, or an organization that is involved in a strategic, technological or marketing collaboration with the Corporation.

b.
“Award” means an Option, Stock Appreciation Right, Performance Share Unit, Restricted Stock, Restricted Stock Unit, dividend equivalent or other stock-based award granted pursuant to the terms of this Plan.

c.	“Award Agreement” means the written documents setting forth the specific terms and conditions of an Award.

d.	“Board” means the Board of Directors of the Corporation.

e.
“Cause” means: (i) conduct involving a felony criminal offense under U.S. federal or state law or an equivalent violation of the laws of any other country; (ii) dishonesty, fraud, self-dealing or material violations of civil law in the course of fulfilling the Participant’s employment duties; (iii) breach of the Participant’s intellectual property agreement or other written agreement with the Corporation; (iv) willful misconduct injurious to the Corporation or any of its Subsidiaries or Affiliates as shall be determined by the Committee; or (v) negligent conduct injurious to the Corporation and any of its Subsidiaries and Affiliates, including negligent supervision of a subordinate who causes significant harm to the Corporation as determined by the Committee.

f.	“Change-in-Control” has the meaning set forth in Section 10(e).

g.
“Code” means the Internal Revenue Code of 1986, as amended from time-to-time, and any successor thereto. Reference to any section of the Internal Revenue Code shall include any final regulations and public guidance interpreting that section.

h.	“Commission” means the Securities and Exchange Commission or any successor agency.

i.	“Committee” means the Board’s Committee on Compensation and Executive Development or any successor Committee designated by the Board.

j.	“Common Stock” means common stock, par value $1 per share, of the Corporation.

k.	“Corporation” means United Technologies Corporation, a Delaware corporation.

l.
“Disability” means permanent and total disability as determined under the Corporation’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code, with respect to an Award subject to Section 409A of the Code.

m.	“Disaffiliation” means the sale, spin-off, public offering or other transaction that effects the divestiture of the Corporation’s ownership of a Subsidiary, Affiliate or division of the Corporation.

n.
“Early Retirement” means early retirement (for a reason other than Cause) as defined in the applicable provisions of the Participant’s Award Agreement. Unless otherwise stated in the Award Agreement, “Early Retirement” means: (i) a Participant’s Retirement from active employment for a reason other than Cause before age 65, and as early as the first of the month following the date he/she reaches age 55, if he/she has accrued at least ten years of continuous service; or (ii) a Participant’s Retirement from active employment before age 55, and as early as the first of the month following the date he/she reaches age 50, if his/her age and years of continuous service combined as of the retirement date equal at least 65.

o.
“Eligible Individuals” means directors, officers and employees of the Corporation or any of its Subsidiaries or Affiliates, and prospective directors, officers and employees who have accepted offers of employment or affiliation with the Corporation or its Subsidiaries or Affiliates.

p.	“Exchange” means the New York Stock Exchange.

q.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time-to-time, and any successor thereto.

r.
“Fair Market Value” in reference to the grant of an Award, means the closing price for Common Stock on the Exchange on the Grant Date. In reference to the exercise, vesting, settlement or payout of an Award, Fair Market Value may mean the average of the high and low per share trading prices, or the closing price, or the real time trading price, for Common Stock on the Exchange during regular session trading on the relevant date, as specified in the Award Agreement. If there is no reported price on the relevant date, Fair Market Value will be determined for the next following day for which there is a reported price for Common Stock.

s.	“Grant Date” means the effective date of an Award as specified in the Award Agreement.

t.	“Normal Retirement” means retirement from active employment (for a reason other than Cause) with the Corporation and its Subsidiaries and Affiliates at or after age 65.

u.	“Participant” means an Eligible Individual to whom an Award is or has been granted.

v.
“Performance Target” means one or more performance targets established by the Committee in connection with the grant of Performance Share Units, Restricted Stock or other stock-based awards. In the case of Qualified Performance-Based Awards, such targets shall be based on the attainment of specified levels of one or more of the following measures: (i) diluted earnings per share (“EPS”); (ii) total shareowner return (“TSR”); (iii) working capital and gross inventory turnover; (iv) net income; (v) revenue growth; (vi) return on invested capital (“ROIC”); (vii) return on net assets (“RONA”); (viii) earnings before interest and taxes (“EBIT”); (ix) free cash flow; (x) segment profit; and (xi) return on sales (“ROS”).

w.	“Plan” means this United Technologies Corporation Long-Term Incentive Plan, as set forth herein and as hereafter amended from time-to-time.

x.	“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

y.	“Retirement” means Normal or Early Retirement (for a reason other than Cause) as defined in this Plan or in the Award Agreement.

z.	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

aa.
“Separation from Service,” with respect to Awards that are subject to Section 409A of the Code, means a Participant’s Termination of Employment with the Corporation and its Subsidiaries or Affiliates, other than by reason of death or Disability, that qualifies as a “separation from service” for purposes of Section 409A of the Code. A Separation from Service will be deemed to occur where the Participant and the Corporation and its Subsidiaries and Affiliates reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Corporation and any of its Subsidiaries or Affiliates for less than 36 months).

bb.	“Share” means a share of Common Stock.

cc.
“Specified Employee” means each of the fifty (50) highest-paid officers and other executives of the Corporation and its Subsidiaries, effective annually as of April 1st, based on wages subject to federal income tax withholding, and amounts that are excluded from taxable income by the employee’s election to make pre-tax contributions under a cafeteria plan, section 401(k) plan, or similar plan, determined for the preceding calendar year as provided in Treas. Reg. § 1.415(c)-2(d)(3). The term includes both U.S. and non-U.S. employees, and the compensation used to determine whether an employee is among the fifty (50) highest-paid officers and other executives shall be determined by treating non-U.S. compensation as if it had been earned in the U.S. by a U.S. citizen.

dd.
“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

ee.	“Term” means the maximum period of an Award, which shall not exceed ten years for Options and Stock Appreciation Rights.

ff.
“Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Corporation and its Subsidiaries and Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Corporation and its Subsidiaries and Affiliates terminates but such Participant continues to provide services to the Corporation and its Subsidiaries and Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the Disaffiliation of the Subsidiary, Affiliate, or division that employs the Participant or to which the Participant provides services unless the Committee specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its Subsidiaries and Affiliates do not constitute a Termination of Employment. If an Award is subject to Section 409A of the Code, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

SECTION 3. Administration

a.
Committee. The Plan shall be administered by the Committee, which shall be composed exclusively of independent non-employee directors appointed by the Board. The Committee shall have full authority to administer the Plan, including the authority to select Eligible Individuals to whom Awards are granted, to determine the number of Shares covered by each Award, the terms and conditions of each Award and to interpret the terms and provisions of the Plan and Award Agreements, provided, however, that the Board Committee on Nominations and Governance shall be responsible for approving Awards to non-employee directors. The Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award to comply with tax and securities laws, including laws of countries outside of the United States, and to comply with changes of law and accounting standards. The Committee may temporarily suspend Awards pursuant to any blackout period that it deems necessary or advisable in its sole discretion.

b.
Procedures. The Committee may act by a majority of its members then in office. It also may allocate responsibilities and powers among its members and may delegate its responsibilities and powers to any person or persons selected by it, to the extent permitted by applicable law and the listing standards of the Exchange. The Committee may delegate authority to grant, interpret and administer Awards under the Plan to officers of the Corporation, provided however, that no such authority shall be delegated with respect to awards granted to any officer of the Corporation who is a reporting person under Section 16 of the Exchange Act. The full Board may exercise any of the Committee’s authority, except with respect to the grant of any Qualified Performance-Based Award or the administration of such Award, as provided in Section 11.

c.
Discretion of Committee. Any determination made by the Committee or by a person pursuant to delegated authority (a “Delegate”) with respect to any Award shall be made in the sole discretion of the Committee or such Delegate unless in contravention of any express term of the Plan. All decisions made by the Committee or a Delegate shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals; provided, however, that in the event of a Change-in-Control, all such decisions made after the effective date of the Change-in-Control shall be subject to de novo review.

d.
Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award as promptly as is reasonably practicable following the grant of such Award. The Award’s effectiveness will not be dependent on any signature unless specifically so provided in the Award Agreement. Awards subject to a time-based vesting period of less than three years are limited to special purpose awards, such as make up awards designed for recruitment purposes, and may in no event exceed 5% of awards granted in any calendar year. Notwithstanding the foregoing, all annual awards granted pursuant to the Corporation’s regular cycle of long-term incentive awards shall in all cases impose a minimum three-year vesting requirement. However, vesting may accelerate in the event of a Change-in-Control and certain other events as set forth in Section 10 herein, and in the event of death, Disability, Early Retirement or Retirement, as will be specified in the Award Agreement.

SECTION 4. Common Stock Subject to Plan

a.
Plan Maximums. As of the Plan’s original effective date, 38,000,000 Shares were authorized by shareowners for issuance in connection with Plan Awards. Effective April 9, 2008, shareowners approved an additional 33,000,000 Shares to be issued under the Plan. Effective April 13, 2011, shareowners approved an additional 48,000,000 Shares to be issued under this Plan. Effective April 28, 2014, shareowners approved an additional 30,000,000 Shares to be issued under the Plan. No more than 3,000,000 Shares may be subject to Incentive Stock Option Awards over the life of the LTIP. All equity-based awards by the Corporation shall be made pursuant to this Plan exclusively, utilizing Shares of Common Stock authorized herein.

b.
Individual Limits. No Participant may be granted Awards covering in excess of 1,000,000 Stock Appreciation Rights or Options, or in excess of 500,000 Shares of Restricted Stock, Performance Share Units, Restricted Stock Units, or other Full Share Awards, during any calendar year.

c.	Rules for Calculating Shares Delivered. The following rules shall apply to the determination of the number of Shares available for delivery pursuant to the authorization in Section 4(a):

(i)
Stock awards with value denominated in full Shares (a “Full Share Award”) will result in a reduction of 4.03 times the number of Shares subject to the award. Options and Stock Appreciation Rights, as described in Section 5, do not constitute Full Share Awards and will accordingly result in a one Share reduction for each Option or Stock Appreciation Right awarded. Restricted Stock, Performance Share Units, Restricted Stock Units and all other stock-based awards are treated as Full Share Awards.

(ii)
To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Award will not be counted as Shares delivered under the Plan.

(iii)
Shares delivered with respect to Option and Stock Appreciation Right awards will correspond to the total number of Options or Stock Appreciation Rights granted, rather than net shares delivered. Shares tendered or withheld to pay the exercise price of an Option or Stock Appreciation Right or to pay tax withholding associated with the granting, vesting, exercise or settlement of any Award will not be added back to the Shares available for delivery under the Plan.

(iv)
An Award valued by reference to Common Stock that provides for settlement in cash (whether mandatorily or at the election of the Corporation or the Participant) will be treated as Share Awards to the same extent as if the Award were settled in Shares.

SECTION 5. Options and Stock Appreciation Rights

a.
Options. An “Option” entitles the holder to acquire Shares at an exercise price equal to or greater than the Fair Market Value of Common Stock on the Grant Date, subject to the terms and conditions set forth in the Award Agreement. Options will be non-qualified Options unless the Award Agreement specifies that the Option is an incentive stock option intended to comply with Section 422 of the Code. Only eligible individuals who are employees of the Corporation or its subsidiary corporations (as defined in Code Section 424) are eligible to receive incentive stock options.

b.
Stock Appreciation Rights. A “Stock Appreciation Right” entitles the holder to acquire shares of Common Stock or to receive a cash payment upon exercise of the Stock Appreciation Right, in each case, equal in value to the excess, if any, of (i) the Fair Market Value on the date of exercise over (ii) the Fair Market Value on the grant date, subject to the terms and conditions set forth in the Award Agreement. The Award Agreement shall specify at the time of grant whether such payment is to be made in cash, Common Stock or a combination thereof.

c.
Limitations. The exercise price per Share of an Option or a Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be canceled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Corporation’s shareowners.

d.	Term. The Term of each Option and Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

e.
Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be vested and exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

f.
Method of Exercise. Vested Options and Stock Appreciation Rights may be exercised, in whole or in part, by giving written notice of exercise to the Corporation, or the vendor designated by the Corporation, specifying the number of Options or Stock Appreciation Rights to be exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the exercise price in cash. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)
In the form of unrestricted Shares owned by the Participant (either by delivery of such Shares or by attestation by the Participant of ownership thereof) of the same class as the Common Stock subject to the Option (valued in either case based on the Fair Market Value of the Common Stock on the date the Option is exercised);

(ii)	By such other means as the Committee shall authorize, including, without limitation, the withholding of Shares otherwise receivable upon settlement of the Award in payment of the exercise price.

g.
Termination of Employment. Options and Stock Appreciation Rights will generally vest after a three-year holding period and achievement of Performance Targets, if applicable. Awards shall be forfeited in the event of a Participant’s Termination of Employment prior to the vesting date, except as set forth below:

(i)
Upon a Participant’s Termination of Employment by reason of death, Options and Stock Appreciation Rights held by the Participant shall immediately vest and all outstanding Options and Stock Appreciation Rights may be exercised at any time until the first anniversary of the date of death;

(ii)
Upon a Participant’s Termination of Employment by reason of Disability, Options and Stock Appreciation Rights held by the Participant that were exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the third anniversary of such Termination of Employment or (B) the expiration of the Term thereof. Non-vested Stock Appreciation Rights and Options will continue to be eligible to vest as scheduled during the period the Participant remains disabled and may be exercised at any time until the earlier of (A) the third anniversary of the vesting date or (B) the expiration of the Term thereof;

(iii)
Upon a Participant’s Termination of Employment by reason of Retirement, Options and Stock Appreciation Rights held for more than one year shall immediately become vested and exercisable. Vested Options and vested Stock Appreciation Rights may be exercised until the expiration of their Term with respect to Participants who retire on or after age 55;

(iv)	Upon a Participant’s Termination of Employment for Cause, all Options and Stock Appreciation Rights held by the Participant will be forfeited immediately, whether or not vested;

(v)
If a Participant dies after Termination of Employment, outstanding Options and Stock Appreciation Rights may be exercised until the earlier of (A) the first anniversary of the date of death or (B) the expiration of the Term thereof; and

(vi)
Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause any non-vested Option or Stock Appreciation Right will be forfeited immediately and any vested Option or Stock Appreciation Right may be exercised until the earlier of (A) the 90th day following such Termination of Employment or (B) expiration of the Term thereof.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, as set forth in the applicable Award Agreement.

h.
No Dividend Equivalents. Options and Stock Appreciation Rights shall not include the right to receive dividends or dividend equivalent payments, nor shall any dividend equivalent award be granted in tandem with any Option or Stock Appreciation Right Awards.

SECTION 6. Restricted Stock

a.
Nature of Awards and Certificates. Shares of “Restricted Stock” are Shares issued to a Participant, as evidenced by book-entry registration of the Shares in the name of the Participant that are subject to the terms, conditions, and restrictions set forth in the Award Agreement.

b.	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)
The Committee may designate an Award of Restricted Stock as a Qualified Performance-Based Award that will vest only upon the attainment of Performance Targets. The Committee may also condition the grant or vesting of a Restricted Stock Award upon the continued service of the Participant or a combination of continued service and performance vesting criteria;

(ii)
The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock prior to the expiration of the required period of continued service and/or the achievement of applicable Performance Targets. Except as provided in the preceding sentence or in an Award Agreement, the Participant shall have all of the rights of a shareowner of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including the right to vote the Shares and, with respect to Awards with vesting conditional only on continual service, the right to receive cash dividends at the same time as the dividends are paid to the Corporation’s other shareowners. With respect to Awards with vesting contingent on performance-based criteria, payments of cash or shares corresponding to dividends paid by the Corporation shall occur only if, and to the extent applicable, performance targets are achieved; and

(iii)
Upon a Participant’s Termination of Employment during the restriction period or before the applicable Performance Targets are satisfied, non-vested Shares of Restricted Stock shall be forfeited by such Participant; provided, however, that Restricted Stock will vest in the event of death and may vest or remain eligible to vest in the event of Retirement or Disability, as set forth in the Award Agreement.

SECTION 7. Performance Share Units

a.
Nature of Award. A “Performance Share Unit” corresponds to one Share and is subject to vesting on the basis of the achievement of specified Performance Targets or a combination of continued service and performance vesting criteria.

Upon vesting, Performance Share Units will be settled by delivery of Shares to the Participant equal to the number of vested Performance Share Units (or, if specified in the Award Agreement, cash in an amount equal to the Fair Market Value of the Shares otherwise deliverable).

b.	Terms and Conditions. Performance Share Units shall be subject to the following terms and conditions:

(i)	Performance Share Units are Qualified Performance-Based Awards and shall vest solely as a result of the achievement of Performance Targets, except as provided below in clause (iv);

(ii)	A Participant may not assign, transfer, pledge or otherwise encumber Performance Share Units;

(iii)
The Award Agreement shall specify if the Participant shall be entitled to receive current or deferred payments of cash or Shares in respect of non-vested Performance Share Units corresponding to the dividends paid by the Corporation, provided, however, that any such payment or delivery of shares shall be withheld subject to achievement of performance-based vesting requirements in accordance with clauses (i) and (iv) herein;

(iv)
Performance Share Unit Awards will generally be subject to a three-year service-based vesting requirement in addition to performance-based vesting criteria. In the event of a Participant’s Termination of Employment before the applicable Performance Targets are satisfied or the expiration of the time-based vesting requirement, all Performance Share Units still subject to restriction shall be forfeited by such Participant; provided, however, that Performance Share Units will vest in the event of death, and remain eligible to vest in the event of Retirement or Disability; and

(v)
Except as provided in the following sentence, all Performance Share Units shall be settled no later than 2 1⁄2 months after the end of the year in which the Performance Share Units vest. If the Award Agreement provides (when the Award is granted) that a Performance Share Unit may vest in the event of Early Retirement or Normal Retirement, the Performance Share Unit shall be settled 30 days after the end of the performance measurement period designated in the Award Agreement, or on another specific date designated in the Award Agreement; provided, however, that if the Performance Share Unit actually vests upon Retirement and if the Participant is a Specified Employee, the Performance Share Unit shall be settled on the first day of the seventh month following the Participant’s Termination of Employment.

SECTION 8. Restricted Stock Units
Nature of Award. A “Restricted Stock Unit” corresponds to one Share of Common Stock and is subject to vesting on the basis of a period of continuous employment with the Corporation or a Subsidiary or Affiliate or other criteria as specified in the Award Agreement that constitute a “substantial risk of forfeiture” for purposes of Section 409A of the Code. Upon vesting,

Restricted Stock Units will be settled by delivery of Shares to the Participant equal to the number of vested Restricted Stock Units.
Upon a Participant’s Termination of Employment during the restriction period or before the applicable performance criteria, specified in the Award Agreement are satisfied, non-vested Restricted Stock Units shall be forfeited by such Participant; provided, however, that Restricted Stock Units will vest in the event of death and may vest or remain eligible to vest in the event of Early Retirement, Retirement or Disability if provided for in the Award Agreement.
SECTION 9. Other Stock-Based Awards
Other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents and convertible debentures, may be granted under the Plan. Dividend equivalents may not be granted in tandem with Options or Stock Appreciation Rights.
SECTION 10. Future Events

a.
Adjustments to Common Stock. In the event of a stock split, reverse stock split, share combination, recapitalization, sale of assets, stock dividend, extraordinary dividend or similar event affecting the value of a Share of Common Stock, or the number of Shares outstanding (each, a “Share Change”), the Share and Award limitations as set forth in Section 4, the number of Shares subject to outstanding Awards, the exercise price of Options and Stock Appreciation Rights and other relevant provisions of the Plan and outstanding Awards shall be adjusted as determined by the Committee or Board to reflect the Share Change and to preserve the value of Awards.

b.
Changes to the Corporation’s Capital Structure. In the event of a merger, consolidation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or other material event affecting the capital structure of the Corporation (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (ii) the various maximum limitations set forth in Section 4; (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. Adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion to be necessary or appropriate to protect the value of Participants’ interests in their Awards. In the event of a Disaffiliation, the Committee may arrange for the assumption of Awards or replacement of Awards with new Awards based on other property or other securities.

c.
Change-in-Control. In the event of a Change-in-Control, subject to the following sentence, but notwithstanding any other provision of the Plan to the contrary, the Committee may, in its discretion, take any of the actions listed in this subsection (c). If an Award is subject to Section 409A of the Code, any special provision regarding the timing or form of payment upon a Change-in-Control must be set forth in the Award Agreement when the Award is granted, and must comply with the requirements of Section 409A.

(i)	provide that any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

(ii)
immediately lapse restrictions and deferral limitations applicable to any Restricted Stock, Restricted Stock Unit and other Awards, whereupon, such Restricted Stock shall become free of all restrictions, fully vested and transferable and such Restricted Stock Units and other Awards shall be settled as promptly as practicable in the form set forth in the applicable Award Agreement;

(iii)
provide that Performance Targets applicable to Performance Share Units and other Awards shall be deemed to be satisfied and such Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Share Units and other Awards shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement; and

(iv)
make such additional adjustments, substitutions and/or settlements of outstanding Awards as it deems appropriate to protect Participants’ interests in their Awards, consistent with the Plan’s purposes, including, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion.

d.
Termination of Employment Following Change-in-Control. To the extent not otherwise vested by the Committee in accordance with the provisions of this Section 10 and notwithstanding any other provision of this Plan to the contrary, during the 24-month period following a Change-in-Control: (i) upon the involuntary termination of a Participant’s employment other than termination for Cause; or (ii) upon the resignation of the employee for Good Reason, then, in any such event, all outstanding Awards held by such Participant shall become vested as of the Date of Termination. Any Option or Stock Appreciation Right held by the Participant as of the date of the Change-in-Control that remains outstanding as of the date of Termination of Employment may thereafter be exercised, until the earlier of: (i) the third anniversary of the date of termination; or (ii) the expiration of the Term of such Option or Stock Appreciation Right. Restricted Stock shall immediately be free and transferable. Restricted Stock Units, Performance Share Units and other Awards shall be vested as of the Termination of Employment and settled as soon as practicable as specified in the Award Agreement; provided, however, that if the Award is subject to Section 409A and the Participant is a Specified Employee, the Award shall be settled on the first day of the seventh month following the Participant’s Termination of Employment. For purposes of this provision, “Good Reason” shall mean a resignation of employment by the Participant following: (i) a material reduction in the Participant’s annual base salary, annual bonus opportunities, long-term incentive opportunities or other compensation and benefits in the aggregate from those in effect immediately prior to the Change-in-Control; (ii) a material diminution in the Participant’s title, duties, authority, responsibilities, functions or reporting relationship from those in effect immediately prior to the Change-in-Control; or (iii) a mandatory relocation of the Participant’s principal location of employment greater than 50 miles from immediately prior to the Change-in- Control. In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Corporation of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Corporation shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may cure the condition, if curable. In the event that the Corporation fails to cure the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within one year following the end of the Cure Period in order for such termination to constitute a termination for Good Reason. The Participant’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iii) shall not affect the Participant’s ability to terminate employment for Good Reason.

e.	Definition of Change-in-Control. For purposes of the Plan, a “Change-in-Control” shall mean any of the following events:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding Shares of Common Stock (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”) provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change-in-Control: (w) any acquisition directly from the Corporation; (x) any acquisition by the Corporation; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliated Corporation; or (z) any acquisition pursuant to a transaction that does not constitute a Change-in-Control under clauses (iii)(A), (iii)(B) and (iii)(C) below; or

(ii)
A change in the composition of the Board such that the individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. For this purpose, any individual whose election or nomination for election by the Corporation’s shareowners was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries or a sale or other disposition of substantially all of the assets of the Corporation or a material acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries, (each, a “Business Combination”) if:

(A)
the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination; or

(B)
a Person beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; or

(C)	members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)	A complete liquidation or dissolution of the Corporation.
If an Award is subject to Section 409A of the Code, the payment or settlement of the Award shall accelerate upon a Change-in-Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Corporation’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change-in-Control as defined in the Plan without regard to this paragraph, even if the event does not constitute a Change-in-Control under Section 409A. Nothing in this Section 10 shall preclude the Company from settling upon a Change-in-Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).
SECTION 11. Qualified Performance-Based Awards

a.
The provisions of this Plan are intended to ensure that all Options, Stock Appreciation Rights, Performance Share Units and other Qualified Performance-Based Awards granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) qualify for the Section 162(m) Exemption, and all such Awards and this Plan shall be interpreted and administered consistent with that intention.

b.
Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Targets, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

c.
The Committee shall certify to the measurement of performance by the Corporation and the business units relative to Performance Targets and the resulting vesting achievement percentage with respect to Qualified Performance-Based Awards. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of Performance Targets. The Committee shall make its vesting determination and (except as provided in Section 7.b.(v)) vested Awards shall be paid or delivered not later than 2 1⁄2 months following the end of the performance measurement period.

SECTION 12. Term, Amendment and Termination

a.	Effective Date. The Amended and Restated Plan shall be effective as of April 28, 2014 (the “Effective Date”), subject to the approval of the shareowners of the Corporation.

b.
Termination. The Plan will terminate on the earlier of: (i) the date all Shares authorized in Section 4 have been awarded; or (ii) April 30, 2020. Awards outstanding shall not be affected or impaired by the termination of the Plan.

c.
Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except an amendment made to comply with applicable law, stock exchange rules, tax rules or accounting rules. In addition, no amendment shall be made without the approval of the Corporation’s shareowners to the extent such approval is required by applicable law or the listing standards of the Exchange. In the event the Exchange’s listing standards are modified for the purpose of reducing or eliminating the requirement for shareowner approval of equity plans and amendments, Plan amendments shall remain subject to shareowner approval in accordance with the listing standards in effect immediately prior to any such amendment.

d.
Amendment of Awards. Subject to Section 10, the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made without the Participant’s consent if such amendment materially impairs the rights of any Participant with respect to an Award, except amendments made to cause the Plan or Award to comply with applicable law, stock exchange rules, tax rules or accounting rules. No amendment to any Award shall reduce the exercise price of any Option or Stock Appreciation Right except to the extent necessary to preserve the value of the Award in the event of a stock split or other “Share Change” as defined in Section 10(a) or a “Corporate Transaction” as described in Section 10(b). In no event, including a Corporate Transaction or a Change-in-Control, may any Award be amended or action taken to make a cash payment in exchange for an Option or Stock Appreciation Right that has the effect of providing value greater than the amount determined using the exercise price in effect as of the date of the contemplated action, unless approved by the Corporation’s shareowners.

SECTION 13. General Provisions

a.
Nature of Payments. All Awards made pursuant to this Plan are in consideration of services performed for the Corporation or its Subsidiaries or Affiliates. Any gain realized pursuant to such Awards constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary or Affiliate. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

b.
Unfunded Plan. The Plan constitutes an “unfunded” plan for incentive and deferred compensation. Neither the Corporation nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under the Plan. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligation created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Corporation.

c.
No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan or granting of an Award shall not confer upon any employee the right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

d.
Required Taxes. No later than the date an amount first becomes includible in gross income or is no longer subject to a substantial risk of forfeiture, with respect to any Award, Participants must pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Corporation under the Plan and any Award Agreement shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.

e.
Forfeiture of Interests and Gains upon Certain Events. All Awards, including vested Awards, shall be forfeited, and a Participant shall be obligated to repay gains previously realized from Awards upon any of the following events:

(i)	Termination of Employment for Cause;

(ii)
if within three years following any Termination of Employment the Committee or the Corporation determines that the Participant engaged in conduct before the Participant’s termination date that would have constituted the basis for a Termination of Employment for Cause;

(iii)	if at any time during the 24-month period immediately following any Termination of Employment, a Participant:

(A)
solicits for employment or otherwise attempts to retain the professional services of any individual then employed or engaged by the Corporation (other than a person performing secretarial or similar services) or who was so employed or engaged during the three-month period preceding such solicitation; or

(B)
publicly disparages the Corporation or any of its officers, directors or senior executive employees or otherwise makes any public statement that is materially detrimental to the interests of the Corporation or such individuals; or

(iv)
if at any time during the 12-month period following any Termination of Employment, a Participant becomes employed by, consults for or otherwise renders services to any business entity or person engaged in activities that compete with the Corporation or the business unit that employed the Participant, unless the Participant has first obtained the written consent of the Sr. Vice President, Human Resources and Organization. For purposes of applying this provision:

(A)	A Participant shall be deemed to have been employed by each business unit that employed the Participant within the two-year period immediately prior to the date of the Termination of Employment; and

(B)	The status of a business entity or person as a competitor shall be determined by the Sr. Vice President, Human Resources and Organization in his/her sole discretion.
Following any of these events and immediately upon notice from the Corporation, the Participant must repay an amount equal to all income or gain realized in respect of any Awards on and after: (A) in the case of competing employment described in Section 13(e)(iv), 12 months prior to the date on which the Participant entered into competing employment; and (B) in all other cases, 24 months prior to the date on which the Participant engaged in conduct that constituted (in the cases of Section 13(e)(i)), or could have constituted (in the case of Section 13(e)(ii)) the basis for termination for Cause in Section 13(e)(i) or (ii) above or the conduct prohibited by Section 13(e)(iii) above. The amount of repayment shall include, without limitation: (i) gains from the exercise of Options or Stock Appreciation Rights; (ii) amounts received in connection with the delivery or sale of Shares or cash paid in respect of any Award; and (iii) any dividends, dividend equivalents or other distributions received in respect of any Award. There shall be no forfeiture or repayment under this Section 13(e) following a Change-in-Control.

f.
Certain Deferrals. The Committee may from time-to-time establish procedures pursuant to which a Participant may elect to defer payments under a Performance Share Unit, until a date later than the date a Performance Share Unit would otherwise become vested and payable. In the event of such a deferral, the Units subject to the deferral will be credited with dividend equivalents to be re-invested in additional Units. Any deferral procedures established pursuant to this subsection (f), and any amounts deferred pursuant to such procedures, shall include provisions designed to comply with the requirements of Section 409A of the Code.

g.
Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant may be exercised, after the Participant’s death.

h.
Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws and, where applicable, the laws of the United States. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

i.
Non-Transferability. Except as provided in this paragraph, awards under the Plan are not transferable except by will or by the laws of descent and distribution. The Committee may provide that certain Options and Stock Appreciation Rights may be transferred to a Participant’s children or family members, whether directly or indirectly by means of a trust, partnership or otherwise. “Family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Options and Stock Appreciation Rights shall be exercisable only by the Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 13(i). No Participant may enter into any agreement for the purpose of selling, transferring or otherwise engaging in any transaction that has the effect of exchanging his or her economic interest in any Plan Award to another person or entity for a cash payment or other consideration unless first approved by a majority of the Corporation’s shareowners.

j.
Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

k.
Section 409A of the Code. All Awards under the Plan are intended either to be exempt from, or to comply with, the requirements of Section 409A of the Code, and the Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. If any provision of the Plan or any Award contravenes any regulation or guidance promulgated under Section 409A of the Code, the provision may be amended by the Committee, without the consent of the Participant, in any manner the Committee deems reasonable or necessary to comply with Section 409A. The Corporation does not warrant that the Plan will comply with Section 409A with respect to any Participant or with respect to any Award. In no event shall the Corporation, its Subsidiaries or Affiliates, any director, officer or employee of the Corporation, its Subsidiaries or Affiliates (other than the Participant), or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant or beneficiary as a result of an Award’s failure to satisfy the requirements of Code Section 409A, or as a result of an Award’s failure to satisfy any other applicable requirements for favorable tax treatment.